                                                                    Exhibit 99.3

PROXY

MORTON INTERNATIONAL, INC.                         PROXY/VOTING INSTRUCTION CARD
100 NORTH RIVERSIDE PLAZA
CHICAGO, ILLINOIS 60606

--------------------------------------------------------------------------------

          THIS PROXY IS SOLICITED ON BEHALF OF "THE BOARD OF DIRECTORS"
                     FOR THE SPECIAL MEETING OF SHAREHOLDERS
                                ON JUNE 21, 1999

The undersigned hereby appoints James R. Cantalupo, Edward J. Mooney and Raymond
P. Buschmann, or any of them, each with power of substitution, as proxies to vote as specified on this card all shares of common stock of Morton International, Inc. (the "Company") registered in the name(s) of the undersigned on May 4, 1999, or in the name(s) of agents for the benefit of the undersigned in the Company's Book Entry Ownership Program, Dividend Reinvestment Plan, and/or Employee Savings & Investment Plan, at the Company's Special Meeting of Shareholders on June 21, 1999, and at any and all adjournments thereof. Said proxies are authorized to vote in their discretion as to any other business which may properly come before the meeting. IF A VOTE IS NOT SPECIFIED, SAID PROXIES WILL VOTE FOR PROPOSAL 1.

Receipt is acknowledge of the Company's Notice and Proxy Statement for the above Special Meeting.

YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICE BY MARKING THE APPROPRIATE BOX (SEE REVERSE SIDE) BUT YOU NEED NOT MARK ANY BOX IF YOU WISH TO VOTE IN ACCORDANCE WITH THE RECOMMENDATION OF THE BOARD OF DIRECTORS.

THE PROXIES CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD.

THE SIGNER(S) HEREBY REVOKES ALL PROXIES HERETOFORE GIVEN BY THE SIGNER(S) TO VOTE AT SAID MEETING OR ANY ADJOURNMENTS THEREOF.

                                                                ----------------
                                                                SEE REVERSE SIDE
                                                                ----------------

--------------------------------------------------------------------------------
                              FOLD AND DETACH HERE

/X/ PLEASE MARK YOUR VOTE AS IN THIS EXAMPLE.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 1.


1. Approval of Agreement and Plan of Merger,      FOR    AGAINST      ABSTAIN
   dated as of January 31, 1999, among Rohm       / /      / /          / /
   and Haas Company, Morton Acquisition
   Corp. (formerly Gershwin Acquisition
   Corp.) and Morton International, Inc.

NOTE: Please date and sign exactly as name(s) appears hereon. If shares are held jointly or by two or more persons, each shareholder named should sign. Executors, administrators, trustees, etc., should so indicate when signing. If the signer is a corporation, please sign corporate name by duly authorized officer. If a partnership, please sign in partnership name by authorized person.

--------------------------------------------------------------------------------


SIGNATURE(S)                                    DATE
            ---------------------------------   --------------------------------

                              FOLD AND DETACH HERE

May 21, 1999

To: Participants in the Morton International, Inc. ("Company") Stock Fund of
    Employee Savings Plans

Re: Special Meeting of Company Shareholders to be held on June 21, 1999

Enclosed are the following:

1. The Company's proxy statement dated May 21, 1999, which describes the matter to be voted upon at the meeting. The document is also a prospectus of Rohm and Haas Company with respect to the Rohm and Haas Common Shares to be issued in the merger.

2. Proxy/Voting instruction card and postage-paid return envelope.

Please complete, sign and return the proxy/voting instruction card. The Company stock allocated to your savings plan account as of May 4, 1999 (the Special Meeting record date) will be voted in accordance with your instructions. These instructions will be kept confidential - they will not be disclosed to the Company or the Plan Administration Committee.

In addition to directing the voting of shares in your savings plan account, the enclosed card will serve as instructions to vote Company shares, if any, registered directly under the same social security number on the Company's shareholder records. Please request another proxy card from the Corporate Secretary's office (312-807-2422) if you wish to vote such other shares separately.

Your voting instructions must be received prior to June 16, 1999 to be included in the Trustee's vote at the Special Meeting. Savings Plan shares for which voting instructions have not been received by that date will be voted by the Trustee in its discretion. Company shares, if any, included on the enclosed card for which voting instructions have not been received will not be voted and will have the effect of a vote against the approval of the merger agreement.


/s/ Christopher K. Julsrud
------------------------------
Christopher K. Julsrud
Chairman, Company Savings Plans' Administration Committee

PROXY

MORTON INTERNATIONAL, INC.                         PROXY/VOTING INSTRUCTION CARD
100 NORTH RIVERSIDE PLAZA
CHICAGO, ILLINOIS 60606

--------------------------------------------------------------------------------

          THIS PROXY IS SOLICITED ON BEHALF OF "THE BOARD OF DIRECTORS"
                     FOR THE SPECIAL MEETING OF SHAREHOLDERS
                                ON JUNE 21, 1999

The undersigned hereby appoints James R. Cantalupo, Edward J. Mooney and Raymond
P. Buschmann, or any of them, each with power of substitution, as proxies to vote as specified on this card all shares of common stock of Morton International, Inc. (the "Company") registered in the name(s) of the undersigned on May 4, 1999, or in the name(s) of agents for the benefit of the undersigned in the Company's Book Entry Ownership Program, Dividend Reinvestment Plan, and/or Employee Savings & Investment Plan, at the Company's Special Meeting of Shareholders on June 21, 1999, and at any and all adjournments thereof. Said proxies are authorized to vote in their discretion as to any other business which may properly come before the meeting. IF A VOTE IS NOT SPECIFIED, SAID PROXIES WILL VOTE FOR PROPOSAL 1.

Receipt is acknowledged of the Company's Notice and Proxy Statement for the above Special Meeting.

YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICE BY MARKING THE APPROPRIATE BOX (SEE REVERSE SIDE) BUT YOU NEED NOT MARK ANY BOX IF YOU WISH TO VOTE IN ACCORDANCE WITH THE RECOMMENDATION OF THE BOARD OF DIRECTORS.

THE PROXIES CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD.

THE SIGNER(S) HEREBY REVOKES ALL PROXIES HERETOFORE GIVEN BY THE SIGNER(S) TO VOTE AT SAID MEETING OR ANY ADJOURNMENTS THEREOF.

                                                                ----------------
                                                                SEE REVERSE SIDE
                                                                ----------------

--------------------------------------------------------------------------------
                              FOLD AND DETACH HERE

/X/ PLEASE MARK YOUR VOTE AS IN THIS EXAMPLE.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 1.


1. Approval of Agreement and                 FOR    AGAINST     ABSTAIN
   Plan of Merger, dated as of               / /      / /         / /
   January 31, 1999, among
   Rohm and Haas Company,
   Morton Acquisition Corp.
   (formerly Gershwin
   Acquisition Corp.) and
   Morton International, Inc.

NOTE: Please date and sign exactly as name(s) appears hereon. If shares are held jointly or by two or more persons, each shareholder named should sign. Executors, administrators, trustees, etc., should so indicate when signing. If the signer is a corporation, please sign corporate name by duly authorized officer. If a partnership, please sign in partnership name by authorized person.

--------------------------------------------------------------------------------

SIGNATURE(S)                                    DATE
            ---------------------------------   --------------------------------

                              FOLD AND DETACH HERE